Exhibit 10.9

EXCUTION COPY

HLSS SERVICER ADVANCE RECEIVABLES TRUST

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date)

and

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date)

and

BARCLAYS BANK PLC,

as Administrative Agent

SERIES 2012-VF1

SECOND AMENDED AND RESTATED INDENTURE SUPPLEMENT

Dated as of August 30, 2013

to

FOURTH AMENDED AND RESTATED INDENTURE

Dated as of August 8, 2013

HLSS SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES,

SERIES 2012-VF1

EXCUTION COPY

- i -

EXCUTION COPY

THIS SERIES 2012-VF1 SECOND AMENDED AND RESTATED INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of August 30, 2013, is made by and among HLSS SERVICER ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements, and, from and after the MSR Transfer Date (as defined below), as Servicer under the Designated Servicing Agreements, OCWEN LOAN SERVICING, LLC (“OLS”), as a Subservicer, and as Servicer prior to the MSR Transfer Date, BARCLAYS BANK PLC, a public limited company formed under the laws of England and Wales (“Barclays”), as Administrative Agent (as defined below). This Indenture Supplement relates to and is executed pursuant to that certain Fourth Amended and Restated Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”), dated as of August 8, 2013, among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Barclays, Wells Fargo Securities, LLC (“Wells Fargo”) and Credit Suisse AG, New York Bank (“Credit Suisse”), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of the Series 2012-VF1 Amended and Restated Notes on August 30, 2013 (the “Series 2012-VF1 Notes”). The parties entered into the Series 2012-VF1 Indenture Supplement dated as of September 13, 2012 (the “Original Indenture Supplement”) to document the terms of the issuance of the Series 2012-VF1 Notes. The Original Indenture Supplement was subsequently amended pursuant to Amendment No. 1, dated as of December 26, 2012, Amendment No. 2, dated as of March 13, 2013, Amendment No. 3, dated as of April 12, 2013, and Amendment No. 4, dated as of July 1, 2013, and amended and restated pursuant to the Amended and Restated Series 2012-VF1 Indenture Supplement (the Original Indenture Supplement as so amended, the “Existing Indenture Supplement”).

The Series 2012-VF1 Notes were issued in four (4) Classes of Variable Funding Notes (Class A-VF1, Class B-VF1, Class C-VF1, and Class D-VF1), with the Initial Note Balances, Maximum VFN Principal Balances, Stated Maturity Dates, Revolving Period, Note Interest Rates, Expected Repayment Dates and other terms as specified in the Existing Indenture Supplement, known as the Advance Receivables Backed Notes, Series 2012-VF1, and secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee holds the Trust Estate as collateral security for the benefit of the Holders of the Series 2012-VF1 Notes and all other Series of Notes issued under the Indenture as described therein.

This Indenture Supplement shall become effective upon the latest to occur of the following (the “Effective Date”):

(i) the execution and delivery of this Indenture Supplement by all parties hereto;

(ii) an Issuer Tax Opinion;

(iii) the delivery of an Opinion of Counsel stating that the execution of this Indenture Supplement is authorized or permitted by the Existing Indenture Supplement and that all conditions precedent thereto have been satisfied;

(iv) an Officer’s Certificate to the effect that the Issuer reasonably believes this Indenture Supplement will not have a Material Adverse Effect on any Outstanding Notes and is not reasonably expected to have an Adverse Effect at any time in the future; and

(v) each Note Rating Agency currently rating the Outstanding Notes confirms in writing to the Indenture Trustee that this Indenture Supplement will not cause a Ratings Effect on any Outstanding Notes.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

The Existing Indenture Supplement is hereby amended and restated in its entirety as follows:

Section 1. Creation of Series 2012-VF1 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2012-VF1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “HLSS Servicer Advance Receivables Trust 2012-VF1 Advance Receivables Backed Notes, Series 2012-VF1 Variable Funding Notes.” The Series 2012-VF1 Notes shall not be subordinated to any other Notes. The Series 2012-VF1 Notes are issued in four Classes of Variable Funding Notes.

Section 2. Defined Terms.

With respect to the Series 2012-VF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Adjusted Tangible Equity”: As of any date of determination, the excess of (i) total assets (net of goodwill and intangible assets), but including MSRs, over (ii) total liabilities on such date, calculated in accordance with GAAP; provided, that the Administrative Agent shall have the right to perform valuations of the MSRs on a quarterly basis or more frequently as reasonably requested by the Administrative Agent, using a nationally recognized third party appraiser with expertise evaluating MSRs approved by both the Administrative Agent and HLSS, at HLSS’s expense, and any such valuations shall be the MSR value for purposes of determining “Adjusted Tangible Equity”.

“Adjusted Tangible Equity Requirement”: means, a requirement that Home Loan Servicing Solutions, Ltd. (“Home Loan Servicing Solutions”) hold Adjusted Tangible Equity equal to the greater of (1) $25,000,000 and (2) the sum of (a) 0.25% of the aggregate unpaid principal balance of all mortgage loans as to which Home Loan Servicing Solutions holds the rights to service or the rights to the MSRs, together with the obligation to fund related servicer advances, plus (b) 5.00% of the aggregate amount of all servicer advances made by Home Loan Servicing Solutions that remain unreimbursed

“Administrative Agent” means, for so long as the Series 2012-VF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Barclays, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays, Wells Fargo, Credit Suisse and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rates”: means, for any date of determination with respect to each Receivable and any Class of Series 2012-VF1 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below; provided, that in the event the Servicer’s (prior to any MSR Transfer Date) or the related Subservicer’s (on and after any MSR Transfer Date) sub-prime servicer rating is reduced below “Average,” by S&P or any other Note Rating Agency the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such ratings reduction minus 5.00%; and provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable.

Advance Type / Class of Notes	Class A- VF2 Variable Funding Notes	Class B- VF2 Variable Funding Notes	Class C- VF2 Variable Funding Notes	Class D- VF2 Variable Funding Notes
P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	83.25%	87.50%	89.50%	91.25%
P&I Advances (other than Servicing Fee Advances) in Judicial States	78.00%	84.25%	87.50%	90.00%
Servicing Fee Advances in Non-Judicial States	82.50%	86.25%	88.50%	90.00%
Servicing Fee Advances in Judicial States	60.75%	74.25%	80.50%	85.50%
Escrow Advances in Non-Judicial States	81.00%	85.25%	87.75%	89.50%
Escrow Advances in Judicial States	63.00%	75.50%	81.75%	86.25%
Corporate Advances in Non-Judicial States	79.00%	84.00%	86.50%	89.00%
Corporate Advances in Judicial States	70.25%	78.75%	83.50%	86.75%
Loan-Level P&I Advances (other than Servicing Fee Advances) in Judicial States	76.50%	83.00%	86.25%	88.75%

Advance Type / Class of Notes	Class A- VF2 Variable Funding Notes	Class B- VF2 Variable Funding Notes	Class C- VF2 Variable Funding Notes	Class D- VF2 Variable Funding Notes
Loan-Level P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	82.25%	86.50%	88.75%	90.50%
Loan-Level Escrow Advances in Judicial States	42.25%	61.50%	75.50%	83.50%
Loan-Level Escrow Advances in Non-Judicial States	74.50%	82.00%	85.75%	88.50%
Loan Level Corporate Advances in Judicial States	46.50%	68.50%	78.75%	84.50%
Loan-Level Corporate Advances in Non-Judicial States	50.00%	66.75%	75.25%	87.75%

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount (other than any Mortgage Loans that generate Receivables that are Loan-Level Receivables or any Mortgage Loans that are attributable to Small Threshold Servicing Agreements) on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced under such Designated Servicing Agreement.

“Applicable Rating” means the rating assigned to each Class of the Series 2012-VF1 Notes by S&P, as the Note Rating Agency, upon the issuance of such Class as set forth below:

(i)	Class A-VF1 Variable Funding Notes: AAA(sf);

(ii)	Class B-VF1 Variable Funding Notes: AA(sf);

(iii)	Class C-VF1 Variable Funding Notes: A(sf); and

(iv)	Class D-VF1 Variable Funding Notes: BBB (sf).

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate on such date and (ii) the Federal Funds Rate on such date plus 0.50% per annum.

“Class A-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class A-VF1 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class B-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class B-VF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class C-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class C-VF1 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class D-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class D-VF1 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Coefficient” means, for each Class of the Series 2012-VF1 Notes, 0.08%.

“Commercial Paper Notes” means the promissory notes issued or to be issued by a Conduit Holder in the United States commercial paper market.

“Conduit Cost of Funds Rate” means, for each Interest Accrual Period, a rate per annum equal to (i) for any Conduit Holder of Series 2012-VF1 Notes to the extent it funds its related Note Balance during such period by issuing asset-backed commercial paper, the sum of (A) the applicable CP Rate and (B) applicable, unpaid dealer fees, (ii) for any VFN Principal Balance of Series 2012-VF1 Notes held by Barclays in an Interest Accrual Period when such VFN Principal Balance, had it then been held by a Conduit Holder, could have been funded by the issuance of asset-backed commercial paper during such Interest Accrual Period, as determined the Administrative Agent in its good faith discretion, One-Month LIBOR, and (iii) for any Noteholder to the extent it does not fund its Note Balance during such period by issuing asset-backed commercial paper except in the circumstances described in clause (ii), (A) One-Month LIBOR plus (B) 1.25% per annum, it being understood that the decision of how to fund its Note Balances will be in the good faith discretion of the related Noteholder, and the Indenture Trustee may assume the full Note Balance is funded by issuance of asset-backed commercial paper unless otherwise notified in writing by the Administrative Agent.

“Conduit Holder” means Sheffield Receivables Corporation or any other asset-backed commercial paper conduit administered by the Administrative Agent.

“Constant” means, for the Series 2012-VF1 Notes, 1.00%.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – OC12S4.

“CP Rate” means (i) with respect to any Conduit Holder for any Interest Accrual Period (or any portion thereof), the per annum rate equivalent to the weighted average cost (as determined by the Administrative Agent, and which shall include commissions of placement agents and dealers not to exceed 0.05% of the face amount of the applicable Commercial Paper Notes, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Holder, other borrowings by such Conduit Holder (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part to the funding of other assets of such Conduit Holder; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest Accrual Period (or such portion thereof), any Conduit Holder (or the Administrative Agent on its behalf) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, and (ii) with respect to any other Holder of the Notes for any Interest Accrual Period (or portion thereof), the per annum rate notified by or on behalf of such Holder to the Administrative Agent as such Holder’s CP Rate for such Interest Accrual Period (or portion thereof).

“Default Rate” means, for any Class of Notes, the sum (expressed as a percentage) of the Note Interest Rate (without regards to the proviso of the definition of “Note Interest Rate” in the Base Indenture) for such Class and 3.00%.

“Delinquent” means for any Mortgage Loan, any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid and remains unpaid for more than 30 days.

“Eurodollar Disruption Event” means any of the following: (i) a good faith determination by any Holder of the Series 2012-VF1 Notes that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) for such Holder to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes during any Interest Accrual Period, (ii) a good faith determination by any Holder of the Series 2012-VF1 Notes that the interest rates offered on deposits of United States dollars to such Holder in the London interbank market does not accurately reflect the cost to such Holder of purchasing, funding or maintaining any portion of the Note Balances of the Notes during any Interest Accrual Period, or (iii) the inability of any Holder of the Series 2012-VF1 Notes to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes for such Interest Accrual Period.

“Exempted MBS Trust” means each of the RAAC 2006-SP3 MBS Trust, RAAC 2006-SP MBS Trust, RAAC 2007-SP3 MBS Trust, RAMP 2005-RP3 MBS Trust and STALT 2006-1F MBS Trust.

“Expected Repayment Date” for the Series 2012-VF1 Notes means August 29, 2014.

“Expense Rate” means, as of any date of determination, with respect to the Series 2012-VF1 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the related Series Allocation Percentage for the Interim Payment Date or Payment Date immediately preceding such date multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the related Series Allocation Percentage for the Interim Payment Date or Payment Date immediately preceding such date multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to payments to the Holders of the Series 2012-VF1 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2012-VF1 Notes at the close of business on such date; provided, that, with respect to the first calculation of “Expense Rate” following the Issuance Date, such calculation shall include a “Series Allocation Percentage” as determined by the Administrator and the Administrative Agent.

“Facility Eligible Receivable” means, with respect to the Series 2012-VF1 Notes, a Receivable:

(i) which constitutes a “general intangible,” “account” or “payment intangible” within the meaning of Section 9-102(a)(42), Section 9-102(a)(2) and Section 9-102(a)(61), respectively (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(ii) which is denominated and payable in United States dollars;

(iii) which arises under and pursuant to the terms of a Designated Servicing Agreement and, at the time the related Advance was made, (A) was determined by the Servicer or Subservicer, as applicable, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement thereunder, and (B) was authorized pursuant to the terms of the related Designated Servicing Agreement;

(iv) which arises under a Facility Eligible Servicing Agreement;

(v) which is not subject to any Adverse Claim and in which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer and, prior to the MSR Transfer Date, sold by the Servicer to the Receivables Seller;

(vi) with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued uncured past the time at which the Servicer or the Receivables Seller was required to pay the Indemnity Payment with respect thereto pursuant to the Receivables Sale Agreement;

(vii) with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer, the Subservicer or the Depositor had (A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;

(viii) the Advance (other than a Servicing Fee Advance) related to which either (A) has been fully funded by the Servicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on Variable Funding Notes or out of funds in the Collection and Funding Account or Available Funds as provided herein, or (B) in the case of P&I Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to the appropriate MBS trustees;

(ix) which relates to a Mortgage Loan that is secured by a first lien on the underlying mortgaged property;

(x) which does not relate to a Mortgage Loan the terms of which have been modified after the creation of such Receivable (for purposes of this clause, a Mortgage Loan has been modified only after the modification continues effective following any trial period);

(xi) if a Servicing Fee Advance Receivable, the provisions of the related Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule require that any unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any redemption in full under the applicable Servicing Fee Advance Designated Servicing Agreement; and

(xii) if a Servicing Fee Advance Receivable, which relates to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule.

“Facility Eligible Servicing Agreement” means, with respect to the Series 2012-VF1 Notes, any Designated Servicing Agreement which, as of any date of determination, meets the following criteria:

(i) either OLS or an OFC-Owned Servicer (in either case, prior to the MSR Transfer Date) and HLSS (from and after the MSR Transfer Date) is the servicer under such Designated Servicing Agreement and a Responsible Officer of the Servicer has received neither (A) any notice, or otherwise obtained actual knowledge, of the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Designated Servicing Agreement except (i) to the extent that, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, and (ii) any Unmatured Default or Servicer Termination Event caused solely by the failure of a Collateral Performance Test or a Servicer Ratings Downgrade for which the Servicer shall not have received a written notice of pending termination, nor (B) notice of a claim for monetary loss against the Servicer by a party to such Designated Servicing Agreement or by a related securityholder, whose claim is for an aggregate amount greater than 5% of the aggregate Receivable Balance of the Receivables created pursuant to such Designated Servicing Agreement;

(ii) pursuant to the terms of such Designated Servicing Agreement:

(A) under such agreement, the Servicer is permitted to reimburse itself for the related Advance out of late collections of the amounts advanced, including from insurance proceeds and liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, prior to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities, in the case of Designated Servicing Agreements, must have included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related MBS Trust or any related trustee, custodian, hedge counterparty or credit enhancer;

(B) under such agreement, other than with respect to any Servicing Fee Advance Receivable or Loan-Level Receivable, if the Servicer determines that the related Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, the Servicer has the right to reimburse itself for such Advance out of any funds (other than prepayment charges) in the Dedicated Collection Account or out of general collections received by the Servicer with respect to any Mortgage Loans serviced under the same Designated Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related MBS Trust or any related trustee, custodian or credit enhancer (a “General Collections Backstop”);

(iii) such Designated Servicing Agreement provides that all Advances (not including Servicing Fee Advances) as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time;

(iv) all Receivables arising under such Designated Servicing Agreement are free and clear of any Adverse Claim in favor of any Person and the related MBS Trustee or other owner and any related monoline insurer or other credit enhancement provider shall have been delivered a notice in the form of Exhibit C attached to the Base Indenture signed by the Servicer;

(v) such Designated Servicing Agreement is in full force and effect;

(vi) an Eligible Subservicing Agreement is in full force and effect for all mortgage loans serviced by the Servicer under such Designated Servicing Agreement, and the related Subservicer (or OLS or any OFC-Owned Servicer as Servicer prior to the MSR Transfer Date) is an Eligible Subservicer and is in compliance with such Subservicing Agreement and, from and after the MSR Transfer Date, OLS, any other OFC-Owned Servicer or another servicer acceptable to the Administrative Agent, shall be serving as “hot back-up servicer” for HLSS under an agreement approved by the Administrative Agent;

(vii) such Designated Servicing Agreement includes an express provision for the assignment by the Servicer of its rights to be reimbursed for Advances (except in the case of Servicing Fee Advances); and, with respect to any Servicing Fee Advance Receivable, the related Servicing Fee Advance Designated Servicing Agreement does not prohibit the sale and/or contribution to the Issuer of, specifically, the rights to reimbursement for the Servicing Fee Advances under the related MBS Trust (as determined, regardless of the terms contained in such Servicing Fee Advance Designated Servicing Agreement, in the sole and absolute discretion of the Administrative Agent).

(viii) such Designated Servicing Agreement arises under and is governed by the laws of the United States or a state within the United States;

(ix) the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances under such Designated Servicing Agreement from a pool-level reimbursement mechanic to a loan-level reimbursement mechanic or from a loan-level reimbursement mechanic to a pool-level reimbursement mechanic without consent of each Administrative Agent; and

(x) if such Designated Servicing Agreement is a subservicing agreement, the subservicing agreement and the related servicing or master servicing agreement provide that: (1) Servicer, as subservicer, under such agreement, is required to make all Advances on Mortgage Loans subserviced by a Servicer; (2) Servicer, as subservicer under such agreement, is entitled to reimbursement from all permitted sources under such Designated Servicing Agreement; (3) the related primary or master servicer agrees to remit to the Servicer, as subservicer, within two (2) Business Days of receipt thereof, any collections and reimbursements of P&I Advances, Corporate Advances and Escrow Advances it receives, without set-off; and (4) the related primary or master servicer agrees to reasonably cooperate with the Servicer, as subservicer, to obtain reimbursement of P&I Advances, Corporate Advances and Escrow Advances including, if either of such primary or master servicer or the Servicer, as subservicer, is terminated, by seeking immediate reimbursement therefor from the successor servicer or, failing that, on a first-in-first-out basis.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H. 15 (519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

“Fee Letter” means that certain Fee Letter Agreement, dated as of August 30, 2013, among the Administrative Agent, the sole lead arranger to such agreement, the Administrator, the Servicer and the Issuer.

“General Reserve Required Amount” means with respect to any Payment Date or Interim Payment Date, as the case may be, for the Series 2012-VF1 Notes, an amount equal to (i) on any Payment Date or Interim Payment Date prior to the end of the related Revolving Period, four months’ interest calculated on the Note Balance of each Class of Series 2012-VF1 Notes as of such Payment Date or Interim Payment Date, as the case may be; and (ii) as of any Payment Date or Interim Payment Date following the last day of the related Revolving Period, the greater of (A) two month’s interest calculated on the Note Balance of each Class of Series 2012-VF1 Notes immediately preceding the last day of the related Revolving Period, and (B) four months’ interest calculated on the Note Balance as of the close of business on such Payment Date or Interim Payment Date, as the case may be.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

“Increased Costs Limit” means for each Holder of a Series 2012-VF1 Note, such Holder’s pro rata percentage (based on the Note Balance of such Holder’s Series 2012-VF1 Notes) of 0.10% of the average aggregate Note Balance for all Classes of Series 2012-VF1 Notes Outstanding for any twelve-month period.

“Index” means, for any Class of the Series 2012-VF1 Notes, One-Month LIBOR, the Conduit Cost of Funds Rate or the Base Rate, as specified for such Class in the definition of “Note Interest Rate.”

“Initial Note Balance” means, for any Note or for any Class of Notes, the Note Balance of such Note upon issuance, or, on the Issuance Date in the case of the Series 2012-VF1 Notes, as follows:

(i)	Class A-VF3 Variable Funding Notes: $441,946,655.64;

(ii)	Class B-VF3 Variable Funding Notes: $49,096,059.55;

(iii)	Class C-VF3 Variable Funding Notes: $25,125,549.48; and

(iv)	Class D-VF3 Variable Funding Notes: $18,745,442.93.

For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2012-VF1 Notes.

“Interest Accrual Period” means, for the Series 2012-VF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2012-VF1 Notes on any Payment Date shall be determined based on the actual number of days in the Interest Accrual Period.

“Interest Day Count Convention” means the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means August 30, 2013.

“LIBOR” has the meaning assigned such term in Section 7 of this Indenture Supplement.

“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“Liquidity Requirement” means the requirement that an entity have funds available to fund servicer advances, as of the close of business on the last Business Day of each calendar month, beginning August 2013, in an amount at least equal to the lesser of (1) $100,000,000 and (2) the greater of (a) the sum of (i) 0.001% of the aggregate unpaid principal balance of all mortgage loans sub-serviced by such entity (i.e., without an obligation to fund servicer advances) plus (ii) 0.01% of the aggregate unpaid principal balance of all mortgage loans serviced by such entity (i.e., with the obligation to fund servicer advances) or as to which such entity holds rights to the servicing plus the obligation to fund servicer advances, plus (iii) 3.25% of the aggregate amount of all servicer advances made by such entity that remain unreimbursed, and (b) $25,000,000; provided, that at least the greater of (1) $15,000,000 and (2) 50% of such funds available, must consist of unrestricted cash on deposit in accounts held in the sole name of, and solely controlled by, such entity, free and clear of all Adverse Claims (including liens), and the remainder as undrawn and available borrowing capacity under committed servicer advance facilities and committed unsecured revolving loans made to such entity as borrower, as determined on such date of measurement, which undrawn and available borrowing capacity need not be presently collateralized.

“Loan-Level Advance Receivable” means a Receivable (other than a Servicing Fee Advance Receivable) relating to a Designated Servicing Agreement identified on the Designated Servicing Agreement Schedule the provisions of which do not contain a General Collections Backstop with respect to the related Advances.

“Loan-Level Receivable” means a Loan-Level Advance Receivable or Loan-Level Servicing Fee Advance Receivable.

“Loan-Level Servicing Fee Advance Receivable”: A Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not contain a General Collections Backstop.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Low Threshold Servicing Agreement” has the meaning assigned such term in Section 4 of this Indenture Supplement.

“Margin” means, for each Class of the Series 2012-VF1 Notes, the per annum rate set forth or determined as described below:

(a)	Class A-VF1 Variable Funding Notes: 1.10%;

(b)	Class B-VF1 Variable Funding Notes: 1.85%;

(c)	Class C-VF1 Variable Funding Notes: 2.10%; and

(d)	Class D-VF1 Variable Funding Notes: 3.40%;

provided, that the weighted average Margin for the Series 2012-VF1 Notes shall not be less than 1.35% per annum.

“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

“Maximum VFN Principal Balance” means: (i) on any date of determination, (A) for the Class A-VF1 Variable Funding Notes, $578,000,000, (B) for the Class B-VF1 Variable Funding Notes, $63,500,000, (C) for the Class C-VF1 Variable Funding Notes, $33,250,000, and (D) for the Class D-VF1 Variable Funding Notes, $25,250,000; or (ii) in the case of each such Class on any date, such lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and the Administrative Agent.

“Middle Threshold Servicing Agreement” has the meaning assigned such term in Section 4 of this Indenture Supplement.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.

“Monthly Payment” means, with respect to any Mortgage Loan, the monthly scheduled principal and interest payments required to be paid by the mortgagor on any due date with respect to such Mortgage Loan.

“Mortgage Loan” means a mortgage loan transferred and assigned to an Underlying Trustee and serviced for such Underlying Trustee pursuant to a Servicing Agreement.

“Mortgage Loan-Level Market Value Ratio” means, as of any date of determination with respect to a Mortgage Loan or REO Property that is secured by a first lien on the related Mortgaged Property, the ratio (expressed as a percentage) of (x) the aggregate Receivable Balance of all Receivables outstanding with respect to such Mortgage Loan or REO Property on such date over (y) the Net Property Value of such Mortgaged Property or REO Property on such date.

“MSRs” means mortgage servicing rights and rights to mortgage servicing rights, as applicable.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Mortgage Loan that is not Delinquent, the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a Mortgage Loan that is Delinquent, the product of (a) the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds.

“No-Payment at Termination Servicing Fee Advance Receivable”: A Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not require that all unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any involuntary transfer of servicing or any servicer termination.

“No-RAC Servicing Agreements” shall have the meaning set forth in Section 11(b).

“Note Interest Rate” means, with respect to any Interest Accrual Period for each Class of Notes, the rates described below:

(i) Class A-VF1 Variable Funding Notes: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin;

(ii) Class B-VF1 Variable Funding Notes: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin;

(iii) Class C-VF1 Variable Funding Notes: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin; and

(iv) Class D-VF1 Variable Funding Notes: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin;

provided that if, for any Interest Accrual Period, (a) the Conduit Cost of Funds Rate is not determinable, or (b) a Eurodollar Disruption Event shall have occurred, the Note Interest Rate shall be the Base Rate plus the Margin. For the avoidance doubt, the “Note Interest Rate” for the Series 2012-VF1 Notes is subject to the definition of “Note Interest Rate” in the Base Indenture.

“Note Rating Agency” means, for the Series 2012-VF1 Notes, S&P.

“One-Month LIBOR” shall have the meaning assigned such term in Section 7 of this Indenture Supplement.

“Prime Rate” means the rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.

“Program Support Agreement” means any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Holder, the issuance of one or more surety bonds for which a Conduit Holder is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Holder to any Program Support Provider of the aggregate outstanding Note Balance (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to such Conduit Holder in connection with such Conduit Holder’s commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Holder or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Holder’s commercial paper program.

“PSA Stressed Non-Recoverable Advance Amount” means as of any date of determination, the sum of:

(i) for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii) for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (i) Total Advances related to such Mortgage Loans on such date over (ii) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii) for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv) for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.

“Redemption Percentage” means, for the Series 2012-VF1 Notes, 10%.

“Reference Banks” has the meaning assigned to such term in Section 7 of this Indenture Supplement.

“Regulatory Change” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Holder (or, for purposes of Section 8(a)(3), by any lending office of such Holder or by such Holder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Indenture Supplement.

“Reserve Interest Rate” has the meaning assigned to such term in Section 7 of this Indenture Supplement.

“Restricted Servicing Fee Advance Receivable”: Any Loan-Level Servicing Fee Advance Receivable or No-Payment at Termination Servicing Fee Advance Receivable.

“Senior Margin”: means, with respect to each Class of Series 2012-VF2 Notes, a per annum rate set forth below:

(a)	Class A-VF2 Variable Funding Notes: 0.85%;

(b)	Class B-VF2 Variable Funding Notes: 1.20%;

(c)	Class C-VF2 Variable Funding Notes: 1.45%; and

(d)	Class D-VF2 Variable Funding Notes: 2.75%.

“Senior Rate” means, for each Class of the Series 2012-VF1 Notes, (a) the lesser of the Conduit Cost of Funds Rate and One-Month LIBOR plus (b) the Senior Margin for such Class.

“Senior Secured Term Loan Facility Agreement” means the Senior Secured Term Loan Facility Agreement, dated as of September 1, 2011, among OFC, as borrower, certain subsidiaries of OFC, as subsidiary guarantors, the lenders party thereto from time to time and the Administrative Agent, as administrative agent and as collateral agent, as amended, supplemented, restated, or otherwise modified from time to time.

“Series Fees” means, for the Series 2012-VF1 Notes and any Payment Date, the sum of (i) the VF1 Facility Fee and (ii) the aggregate unreimbursed fees and expenses of the Administrative Agent. For the avoidance of doubt, there shall be no Series Fee Limit with respect to the Series 2012-VF1 Notes.

“Series 2012-VF1 Note Balance” means the aggregate Note Balance of the Series 2012-VF1 Notes.

“Series 2012-VF1 Note Purchase Agreement” means that certain Second Amended and Restated Note Purchase Agreement, dated as of August 30, 2013, by and among the Issuer, Barclays, OLS and HLSS.

“Small Threshold Servicing Agreement” has the meaning assigned such term in Section 4 of this Indenture Supplement.

“Stressed Interest Rate” means, for any Class as of any date, the sum of (x) the per annum index on the basis of which such Class’s interest rate is determined for the current Interest Accrual Period, and (y) such Class’s Constant and (z) the product of (I) such Class’s Coefficient and (II) Stressed Time, plus (ii) the weighted average per annum margin of all outstanding Classes that is added to the index to determine the interest rates for such Class.

“Stressed Time” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is 1, and the denominator of which equals the Stressed Time Percentage times the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means, for the Series 2012-VF1 Notes, Class A-VF1 Variable Funding Notes: 25.50%, Class B-VF1 Variable Funding Notes: 32.00%, Class C-VF1 Variable Funding Notes: 37.50%, and Class D-VF1 Variable Funding Notes: 43.50%.

“Stated Maturity Date” means, for each Class of the Series 2012-VF1 Notes, thirty (30) years following the end of the related Revolving Period.

“Target Amortization Amounts” means, for each Class of the Series 2012-VF1 Notes, 100% of the Note Balance of such Class at the close of business on the last day of its Revolving Period, payable on the First Payment Date after the beginning of the Target Amortization Period.

“Target Amortization Event” for the Series 2012-VF1 Notes, means the occurrence of any of the following conditions or events, which is not waived by 100% of the Holders of the Series 2012-VF1 Notes:

(i) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates is less than five times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(ii) the occurrence of one or more Servicer Termination Events under Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agent;

(iii) the Monthly Reimbursement Rate is less than 5.00%;

(iv) the rating assigned to any Class of Notes is reduced below the Applicable Rating assigned to such Class of Notes;

(v) as of the close of business on the last Business Day of any calendar month, beginning in August 2013, Home Loan Servicing Solutions shall have failed to satisfy the Liquidity Requirement;

(vi) as of the close of business on the last Business Day of any calendar month, beginning in August 2013, Home Loan Servicing Solutions shall have failed to satisfy the Adjusted Tangible Equity Requirement;

(vii) as of any Payment Date, the average net income of Home Loan Servicing Solutions, determined in accordance with GAAP, for any two consecutive fiscal quarters shall be less than $1.00; or

(viii) a “Target Amortization Period” shall have occurred with respect to any Class of Variable Funding Notes or Draw Notes of any other Series.

“Target Amortization Period” means, for any Class of Series 2012-VF1 Notes, as applicable, the period that begins upon the occurrence of an applicable Target Amortization Event and ends upon the earlier of (i) a Facility Early Amortization Event and (ii) the date on which the Notes of such Class are paid in full.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the Series 2012-VF1 Note Purchase Agreement and the Fee Letter, each as amended, supplemented, restated or otherwise modified from time to time.

“Trigger Advance Rate” means for any Class within the Series 2012-VF1 Notes, as of any date, the rate equal to (1) 100% minus (2) the product of (a) one-twelfth (1/12) of the Stressed Interest Rate for such Class, as of such date, plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such Date.

“Underlying Trust” means a trust or trust estate in which the Mortgage Loans being serviced by the Servicer pursuant to a Designated Servicing Agreement, are held in a securitization transaction by the related Underlying Trustee or held in whole loan form by an owner thereof.

“Underlying Trustee” means a trustee or indenture trustee for an Underlying Trust.

“Undrawn Fee Rate” means, with respect to each Class of the Series 2012-VF1 Notes and for each Interest Accrual Period, 0.50% per annum.

“VF1 Facility Fee” means the related Commitment Fee (as set forth in the Fee Letter) plus an amount (as set forth in the Fee Letter), payable on each Payment Date during the Revolving Period, equal to the product of (i) the average daily Maximum VFN Principal Balance in effect during the related Interest Accrual Period with respect to the Series 2012-VF1 Notes, (ii) 0.375% and (iii) 1/12, commencing on the Payment Date in September 2013; provided, that, if the Revolving Period ends with respect to the Series 2012-VF1 Notes prior to the related Expected Repayment Date, on such date an amount equal to the “VF1 Facility Fee Remainder” (as such term is defined in the Fee Letter).

Section 3. Forms of Series 2012-VF1 Notes.

(a) The form of the Rule 144A Definitive Note and of the Regulation S Definitive Notes that may be used to evidence the Series 2012-VF1 Variable Funding Notes in the circumstances described in Section 5.4(c) of the Base Indenture are attached to the Base Indenture as Exhibits A-2 and A-4, respectively.

(b) In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2012-VF1 Notes, the Holder of any Class of such Notes shall only transfer its beneficial interest therein to another potential investor following receipt of the written consent of the related Administrative Agent; provided, however, that this Section 3(b) does not apply to the transfer of a participation interest in a Series 2012-VF1 Note or the transfer of all or a portion of a Series 2012-VF1 Note that does not include a Commitment (as such term is defined in the Series 2012-VF1 Note Purchase Agreement) of the Purchaser (as such term is defined in the Series 2012-VF1 Note Purchase Agreement) under the Series 2012-VF1 Note Purchase Agreement. The Indenture Trustee (in all of its capacities) shall not be responsible to monitor, and shall not have any liability, for any such transfers of beneficial interests of participation interests.

Section 4. Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2012-VF1 Notes, the Collateral Value shall be zero for any Receivable that:

(i) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;

(ii) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 25%;

(iii) is attributable to a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance of less than $1,000,000 or (ii) that contains at least one (1) but fewer than fifteen (15) Mortgage Loans, as of the end of the most recently concluded calendar month (“Small Threshold Servicing Agreements”), to the extent that such Receivables Balance, when added to the aggregate Receivables Balance of all Receivables outstanding with respect to Small Threshold Servicing Agreements, cause the total Receivables Balance attributable to Small Threshold Servicing agreements to exceed 2.50% of the total Receivables Balances of all Receivables included in the Facility;

(iv) is attributable to a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance an unpaid principal balance greater than or equal to $1,000,000 but less than $10,000,000, or (ii) that contains at least 15 but fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month (“Low Threshold Servicing Agreement”), to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold Servicing Agreements, cause the total Receivable Balances attributable to Small Threshold Servicing Agreements and Low Threshold Servicing Agreements, collectively, to exceed 7.50% of the total Receivable Balances of all Receivables included in the Facility;

(v) is attributable to a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) that contains at least 50 but fewer than 125 Mortgage Loans, as of the end of the most recently concluded calendar month (“Middle Threshold Servicing Agreement”), to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements, collectively, to exceed 15.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility;

(vi) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate;

(vii) unless the related Designated Servicing Agreement shall satisfy clause (iii) and clause (viii) of the definition of “Facility Eligible Servicing Agreement” in the Base Indenture, is a Receivable attributable to an Exempted MBS Trust; provided, that, for the avoidance of doubt, the parties hereto are not, pursuant to this Section 4(vii) and with respect to the Designated Servicing Agreements related to the Exempted MBS Trusts, waiving any failure to satisfy any other provision of the definition of “Facility Eligible Servicing Agreement”; and

(viii) is a Loan-Level Receivable whose Receivable Balance, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Loan-Level Advance Receivables, cause the total Receivable Balances attributable to Loan-Level Advance Receivables to exceed 15% of the total Receivable Balances of all Receivables included in the Facility;

(ix) is a Servicing Fee Advance Receivable that the Administrative Agent has not provided its written consent (in its sole and absolute discretion) for, notwithstanding the satisfaction of clause (xi) and (xii) of the definition of “Facility Eligible Receivable” and clause (viii) of the definition of “Facility Eligible Servicing Agreement.” For the avoidance of doubt, for so long as the Administrative Agent determines that the Servicing Fee Advance Receivables related to any Servicing Fee Advance Designated Servicing Agreement cannot be afforded a positive Collateral Value, the related Servicing Fee Advance Designated Servicing Agreement shall not be considered a Servicing Fee Advance Designated Servicing Agreement in respect of the Series 2012-VF1 Notes;

(x) is a Loan-Level Servicing Fee Advance Receivable attributable to a Mortgaged Property, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Loan-Level Servicing Fee Advance Receivables with respect to such Mortgaged Property, causes the total Receivable Balance for all Loan-Level Servicing Fee Advance Receivables to exceed 10% of the Net Property Value of such Mortgaged Property;

(xi)(A) is a Loan-Level Receivable whose Receivable Balance, when added to the aggregate Receivable Balances of all Receivables with respect to the related Mortgage Loan or REO Property, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0% or (B) is a Receivable related to a Mortgage Loan or REO Property that is attributable to a Small Threshold Servicing Agreement whose Receivable Balance, when added to the aggregate Receivable Balances of all Receivables related to the Mortgage Loan or REO Property that is attributable to a Small Threshold Servicing Agreement, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%;

(xii) is a Restricted Servicing Fee Advance Receivable attributable to a Servicing Fee Advance Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Restricted Servicing Fee Advance Receivables with respect to all Servicing Fee Advance Designated Servicing Agreements, causes the total Receivable Balance for all Restricted Servicing Fee Advance Receivables to exceed 3.25% of the total Receivable Balance of all Facility Eligible Receivables included in the Trust Estate; and

(xiii) is a Servicing Fee Advance Receivable which has not been reimbursed in full under the related Facility Eligible Servicing Agreement as of the remittance date following the liquidation of the related Mortgage Loan and final reporting with respect thereto.

Section 5. General Reserve Accounts.

In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a General Reserve Account with respect to the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes, which shall be an Eligible Account, for the benefit of the Class A-VF1 Variable Funding Noteholders, the Class B-VF1 Variable Funding Noteholders, the Class C-VF1 Variable Funding Noteholders and the Class D-VF1 Variable Funding Noteholders. In addition, the parties hereto agree that the failure to pay any portion of any related Undrawn Fee Amount on any Payment Date shall constitute an Event of Default under Section 8.1(a)(i) of the Base Indenture.

Section 6. Payments; Note Balance Increases; Early Maturity.

The Paying Agent shall make payments of interest on the Series 2012-VF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture and any payments of interest, Cumulative Interest Shortfall Amounts, or Fees or Increased Costs allocated to the Series 2012-VF1 Notes shall be paid first to the Class A-VF1 Variable Funding Notes, thereafter to the Class B-VF1 Variable Funding Notes, thereafter to the Class C-VF1 Variable Funding Notes and thereafter to the Class D-VF1 Variable Funding Notes. The Paying Agent shall make payments of principal on the Series 2012-VF1 Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2012-VF1 Notes). The Note Balance of each Class of the Series 2012-VF1 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.

In accordance with the terms and provisions of Section 4.5(a)(1)(ii) and Section 4.5(a)(2)(iii)(A) of the Base Indenture, the Paying Agent shall allocate amounts related to all Series Fees for the Series 2012-VF1 Notes in the following order of priority: (i) first, to pay the applicable portion of the VF1 Facility Fee to Barclays, as Administrative Agent; and (ii) second, pro rata, to pay all other fees and expenses related to the Series 2012-VF1 Notes.

Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause retirement of any of the Series 2012-VF1 Notes at any time using proceeds of issuance of new Notes

The Series 2012-VF1 Notes are also subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture.

Any payments of principal allocated to the Series 2012-VF1 Notes during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero, second, to the Class B-VF1 Variable Funding Notes until their Note Balance has been reduced to zero, third, to the Class C-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero, and fourth, to the Class D-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero.

The Administrative Agent and the Holder of 100% of the Outstanding Notes further confirm that that the Series 2012-VF1 Notes issued on the Effective Date pursuant to this Indenture Supplement shall be issued in the name of “Barclays Bank PLC, as Administrative Agent,” and the Administrative Agent and the Holder of 100% of the Outstanding Notes hereby direct the Indenture Trustee to issue the Series 2012-VF1 Notes in the name of “Barclays Bank PLC, as Administrative Agent.”

Section 7. Determination of Note Interest Rate and LIBOR.

(a) At least one Business Day prior to each Determination Date, the Administrator shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2012-VF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b) On each LIBOR Determination Date, the Administrative Agent will determine the arithmetic mean of the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the Series 2012-VF1 Notes on the basis of the Reference Banks’ offered LIBOR quotations provided to the Calculation Agent as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, “Reference Banks” means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page for the LIBOR Determination Date in question and (iii) which have been designated as such by the Calculation Agent (after consultation with the Administrative Agent) and are able and willing to provide such quotations to the Calculation Agent for each LIBOR Determination Date; and “Bloomberg Screen US0001M Index Page” means the display designated as page US0001M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Administrative Agent may, in its sole discretion, designate an alternative Reference Bank.

If, for any LIBOR Determination Date, two or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next succeeding Interest Accrual Period for the Series 2012-VF1 Notes will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

If, for any LIBOR Determination Date, only one or none of the Reference Banks provides such offered One-Month LIBOR quotations for the next applicable Interest Accrual Period, One-Month LIBOR for the next Interest Accrual Period for the Series 2012-VF1 Notes will be the higher of (x) One-Month LIBOR as determined for the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The “Reserve Interest Rate” on any date of determination will be the rate per annum that the Administrative Agent determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Administrative Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London Interbank market or (B) in the event that the Administrative Agent is unable to determine such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks so selected by the Administrative Agent are quoting on such LIBOR Determination Date to leading European banks.

If, on any LIBOR Determination Date, the Administrative Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined for the previous LIBOR Determination Date.

Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period on the Series 2012-VF1 Notes for two consecutive LIBOR Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period on the Series 2012-VF1 Notes would be based on One-Month LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Administrative Agent shall select an alternative index (over which the Administrative Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party, and this alternative index shall constitute One-Month LIBOR for all purposes under this Indenture Supplement in that event.

(c) The establishment of One-Month LIBOR by the Administrative Agent and the Administrative Agent’s subsequent calculation of the Note Interest Rate on the Series 2012-VF1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 8. Increased Costs.

(a) If any Regulatory Change or other requirement of any law, rule, regulation or order applicable to a Holder of a Series 2012-VF1 Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Holder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

(1) shall subject such Holder to any tax of any kind whatsoever with respect to its Series 2012-VF1 Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Holder as a result of any present or former connection between such Holder and the United States, other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under 1471(b) of the Code or any U.S. federal withholding taxes imposed as a result of a failure by such Noteholder to timely furnish the Indenture Trustee on behalf of the Issuer any applicable IRS Form W-9, W-8BEN, W-8ECI or W-8IMY (with any applicable attachments)) or change the basis of taxation of payments to such Holder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(3) shall have the effect of reducing the rate of return on such Holder’s capital or on the capital of such Holder’s holding company, if any, as a consequence of this Indenture Supplement, the Series 2012-VF1 Note Purchase Agreement or the Series 2012-VF1 Notes to a level below that which such Holder or such Holder’s holding company could have achieved but for such Requirement of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Holder’s policies and the policies of such Holder’s holding company with respect to capital adequacy); or

(4) shall impose on such Holder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, the Series 2012-VF1 Note Purchase Agreement or the Series 2012-VF1 Notes or any participation therein; or

(5) shall impose on such Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Holder, by an amount which such Holder deems to be material, of continuing to hold its Series 2012-VF1 Notes, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Holder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Holder or any Person controlling such Holder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Holder’s or such controlling Person’s capital as a consequence of its obligations as a Holder of a Variable Funding Note to a level below that which such Holder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Holder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Holder to be material, then, in any such case, such Holder shall invoice the Administrator for such additional amount or amounts as calculated by such Holder in good faith as will compensate such Holder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Holder on the Payment Date following the next Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(ii) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Cost Limit shall be payable to such Holder in accordance with Section 4.5(a)(1)(viii) or Section 4.5(a)(2)(vi) of the Base Indenture, as applicable.

(b) Increased Costs payable under this Section 8 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Determination Date.”

Section 9. Series Reports.

(a) Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2012-VF1 Notes:

(i) the unpaid principal balance of the Mortgage Loans subject to any Small Threshold Servicing Agreement, Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii) the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;

(iii) the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 25%;

(iv) the aggregate Receivables Balance of all Loan-Level Receivables included in the Trust Estate and whether the percentage of Loan-Level Receivables included in the Trust Estate exceeds 10% or causes the Mortgage Loan-Level Market Value Ratio for Loan-Level Receivables to exceed 50%;

(v) the aggregate Receivables Balance of all Restricted Servicing Fee Receivables included in the Trust Estate and whether the percentage of Restricted Servicing Fee Receivables included in the Trust Estate exceeds 3.25%;

(vi) for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vii) for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(viii) for each Small Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(ix) a list of each Target Amortization Event for the Series 2012-VF1 Notes and presenting a yes or no answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date.

(x) whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement, and indicating the related provision affecting such Receivable;

(xi) a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three), and the arithmetic average of the three;

(xii) the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(xiii) whether any Target Amortization Amount that has become due and payable has been paid;

(xiv) the PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date; and

(xv) the Trigger Advance Rate for each Class.

(b) Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c) Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (i) the Adjusted Tangible Equity, the occurrence of any of the events described in clause (ii), (v), (vi) and (vii) of the definition of “Target Amortization Event,” (iii)

compliance with clause (vi) of the definition of “Facility Eligible Servicing Agreement” and (iv) that all Series 2012-VF1 Notes meet the criteria set forth in the last proviso of the definition of “Note Interest Rate.”

Section 10. Conditions Precedent Satisfied.

(a) The Issuer hereby represents and warrants to the Holders of the Series 2012-VF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(a) thereof, have been satisfied.

(b) On any MSR Transfer Date, HLSS shall deliver to the Indenture Trustee an MSR Transfer Notice signed by OLS and HLSS; provided, however, that the Issuer, Administrative Agent, Servicer and the Administrator each acknowledge and agree that with respect to each Designated Servicing Agreement related to the No-RAC MBS Trusts (the “No-RAC Servicing Agreements”), the Servicer currently acts as primary servicer of each such No-RAC Servicing Agreement, notwithstanding that the Servicer may not have received all of the rating agency confirmation letters specified that are required under such No-RAC Servicing Agreements to effect a definitive transfer to the Servicer of the related servicing rights and role of primary servicer. Notwithstanding anything to the contrary herein or in the other Transaction Documents (i) it is intended that Receivables related to the No-RAC Servicing Agreements be eligible for financing under this Indenture Supplement and the other Transaction Documents notwithstanding the failure of the related transfer conditions set forth above to be satisfied, (ii) the No-RAC Servicing Agreements shall not fail to be Facility Eligible Servicing Agreements solely as a result of the failure of such transfer conditions to be satisfied, (iii) Receivables related to the No-RAC Servicing Agreements shall not fail to be Facility Eligible Receivables solely as a result of the failure of such transfer conditions to be satisfied and (iv) the failure of such transfer conditions to be satisfied shall not be deemed to constitute, cause or otherwise give rise to a breach, default, Event of Default, Facility Early Amortization Event, Target Amortization Event, Servicer Termination Event or similar event under this Indenture Supplement, the Base Indenture or the other Transaction Documents, in each case so long as the Servicer has not received a notice of termination with respect to any such No-RAC Servicing Agreement from any Person entitled to deliver such notice under such No-RAC Servicing Agreement.

Section 11. Representation and Warranties.

(a) The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

(b) On any MSR Transfer Date, HLSS shall deliver to the Indenture Trustee an MSR Transfer Notice signed by OLS and HLSS; provided, however, that the Issuer, Administrative Agent, Servicer and Administrator each acknowledge and agree that with respect to each Designated Servicing Agreement related to the No-RAC MBS Trusts (the “No-RAC Servicing Agreements”), the Servicer currently acts as primary servicer of each such No-RAC Servicing Agreement, notwithstanding that the Servicer may not have received all of the rating agency confirmation letters specified that are required under such No-RAC Servicing Agreements to effect a definitive transfer to the Servicer of the related servicing rights and role of primary servicer. Notwithstanding anything to the contrary herein or in the other Transaction Documents (i) it is intended that Receivables related to the No-RAC Servicing Agreements be eligible for financing under this Indenture Supplement and the other Transaction Documents notwithstanding the failure of the related transfer conditions set forth above to be satisfied, (ii) the No-RAC Servicing Agreements shall not fail to be Facility Eligible Servicing Agreements solely as a result of the failure of such transfer conditions to be satisfied, (iii) Receivables related to the No-RAC Servicing Agreements shall not fail to be Facility Eligible Receivables solely as a result of the failure of such transfer conditions to be satisfied and (iv) the failure of such transfer conditions to be satisfied shall not be deemed to constitute, cause or otherwise give rise to a breach, default, Event of Default, Facility Early Amortization Event, Target Amortization Event, Servicer Termination Event or similar event under this Indenture Supplement, the Base Indenture or the other Transaction Documents, in each case so long as the Servicer has not received a notice of termination with respect to any such No-RAC Servicing Agreement from any Person entitled to deliver such notice under such No-RAC Servicing Agreement.

Section 12. Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency to and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; or (iii) to amend any other provision of this Indenture Supplement.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with the respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of 66 2/3% of the Series 2012-VF1 Notes (including 100% of the Class A-VF1 Variable Funding Notes), supplement, amend or revise any term or provision of this Indenture Supplement.

Section 13. Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 14. Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 15. Limited Recourse.

(a) Reimbursement of Advances upon Transfer of Servicing. In connection with any sale or other voluntary transfer of servicing under any Designated Servicing Agreement (not including any transfer resulting from the succession of another Person to the business of the Servicer) or removal of the Seller as Servicer with respect to any of the No-RAC Servicing Agreements (set forth on Schedule 1) by the related Underlying Trustee on account of a failure to satisfy any condition to transfer of servicing requiring rating agency confirmation with respect thereto, the Servicer shall cause the Subservicer to collect reimbursement of all outstanding Advances under such Designated Servicing Agreement prior to transferring the servicing under such Designated Servicing Agreement.

(b) Other than as expressly provided in this Indenture Supplement, the Series 2012-VF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2012-VF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Holders of Series 2012-VF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2012-VF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2012-VF1 Notes or this Indenture Supplement.

(c) It is understood that the foregoing provisions of this Section 16 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2012-VF1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 16 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the

Series 2012-VF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 16. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

IN WITNESS WHEREOF, HLSS Servicer Advance Receivables Trust, as Issuer, HLSS Holdings, LLC (as Administrator on behalf of the Issuer and as Servicer (on and after the MSR Transfer Date)), Ocwen Loan Servicing, LLC (as Servicer (prior to the MSR Transfer Date)), Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and Barclays Bank PLC, as Administrative Agent, have caused this Indenture Supplement relating to the Series 2012-VF1 Notes, to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer			DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee			Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Yvette L. Howell		By:	/s/ Amy McNulty
	Name:	Yvette L. Howell		Name:	Amy McNulty
	Title:	Assistant Vice President		Title:	Associate

			By:	/s/ Cindy Lai
				Name:	Cindy Lai
				Title:	Assistant Vice President

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on or after the MSR Transfer Date)			OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	/s/ Richard Delgado		By:	/s/ Nikhil Malik
	Name:	Richard Delgado		Name:	Nikhil Malik
	Title:	Senior Vice President and Treasurer		Title:	Treasurer

BARCLAYS BANK PLC, as Administrative Agent)

By:	/s/ Joseph O’Doherty
	Name:	Joseph O’Doherty
	Title:	Managing Director

[Signature Page to Indenture Supplement ☐ HLSS Series 2012-VF1 Notes]

Schedule 1

No-RAC Servicing Agreements

Investor No.	Investor Name
3436	C-BASS 2006-CB7
3038	CMLTI 2007-AMC3
3099	Fremont 2006-2
3162	GSAMP 2007-H1
3164	GSAMP 2007-HE2

[Signature Page to Indenture Supplement ☐ HLSS Series 2012-VF1 Notes]